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                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration Nos: 333-68211
                                                                        33-46325
                                                                        33-52121

            Supplement to Prospectus Supplement dated July 7, 1999.

                                AMR CORPORATION

 The 7.875% Public Income NotES due 2039 of AMR Corporation will mature on July
                                   13, 2039.

                         Supplement dated July 7, 1999.